EXHIBIT 4.01

         FIRST SUPPLEMENTAL INDENTURE, dated as of November 12, 1998 (the "First Supplemental Indenture"), to the Indenture, dated as of January 21, 1998 (the "Indenture") between ADELPHIA COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), and BANK OF MONTREAL TRUST COMPANY, a trust company organized under the laws of the State of New York (the "Trustee").

         WHEREAS, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of both Series A and Series B 8 3/8% Senior Notes due 2008 (the "Notes"); and

         WHEREAS, the Indenture permits the Company to issue up to $300,000,000 in Notes;

         WHEREAS, the Company originally issued on January 21, 1998, $150,000,000 in aggregate principal amounts of Notes under the Indenture (the "Original Notes");

         WHEREAS, the Company proposes to issue an additional $150,000,000 in aggregate principal amounts of Notes under the Indenture as of November 12, 1998, (the "Subsequent Issuance");

         WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this First Supplemental Indenture as permitted by Section 8.01 of the Indenture to issue up to $150,000,000 in aggregate principal amount of additional notes on or about November 12, 1998 (the "Additional Notes") and to amend certain definitions relating to the Subsequent Issuance; and

         WHEREAS, the Original Notes and the Additional Notes are identical in all respects;

         WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this First Supplemental Indenture have been complied with; and

         WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture, have been done;

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein, the Company agrees with the Trustee that the Indenture is supplemented and amended, solely to the extent and for the purposes expressed herein, as follows:


         Section 1. Definitions. Any capitalized term used herein and not otherwise defined herein shall have the meaning given in the Indenture.

         Section 2. Modification of the Definition of "Registration Rights Agreement." The definition of "Registration Rights Agreement" appearing on page 8 of the Indenture is hereby amended and restated to read in its entirety as

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follows: "Registration Rights Agreement" means (i) with respect to the Original
Notes, the Note Registration Agreement, dated January 21, 1998, by and between the Company and Salomon Brothers Inc. and (ii) with respect to the Additional Notes, the Note Registration Rights Agreement, dated November 12, 1998, by and between the Company and Barclays Capital Inc.

         Section 3. Issuance of $150,000,000 in Aggregate Principal Amount of Additional Notes. The Company and the Trustee agree to supplement the Indenture pursuant to Section 8.01 of the Indenture to issue up to $150,000,000 in aggregate principal amount of Additional Notes pursuant to the Indenture.

         Section 4. Modification of Form of Note. It is further agreed that the form of note attached to the Indenture as Exhibit A, is hereby amended and restated in its entirety in the form set forth as Exhibit A to this First Supplemental Indenture.

         Section 5. Multiple Counterparts. The parties may sign multiple counterparts of this First Supplemental Indenture. Each counterpart shall be deemed original, but all of them together represent one and the same agreement.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, and attested, all as of the date and first year above written.


                       ADELPHIA COMMUNICATIONS CORPORATION


/s/ Midge Houghtaling                                By:/s/ James Brown
Witness:                                                  Vice President


                   BANK OF MONTREAL TRUST COMPANY, as Trustee


                                                     By:/s/ Amy Roberts
Witness:                                                  Vice President



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                                    EXHIBIT A